UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 9, 2005


                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)


 Massachusetts                    001-07172                         13-2755856
------------------------------------------------------------------------------
(State or other               Commission file No.)             (IRS Employer
  jurisdiction of                                                   I.D. No.)
  incorporation)


      60 Cutter Mill Road, Suite 303, Great Neck, New York            11021
      ---------------------------------------------------------------------
      (Address of principal executive offices)                    (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

===============================================================================
     Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on May 9, 2005. The Press Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the quarter and six months ended March 31, 2005.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. Not Applicable.

(b) Pro Forma Financial Information. Not Applicable.

(c) Exhibits.
    99.1  Press release issued May 9, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                  BRT REALTY TRUST



Date:     May 11, 2005            By:  /s/ Simeon Brinberg
                                  -----------------------------------
                                  Simeon Brinberg
                                  Secretary

                                   EXHIBIT 99.1

                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                           (516) 466-3100 - Telephone
                              (516) 466-3132 - Fax
                                www.BRTRealty.com

                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
               FOR THE QUARTER AND SIX MONTH ENDED MARCH 31, 2005

Great Neck, New York - May 9, 2005 - BRT Realty Trust (NYSE: BRT) today announced it had revenues for the three months ended March 31, 2005 of $6,043,000, and net income of $3,039,000, or $.39 per share on a diluted basis. This compares with total revenues, net income and net income per share on a diluted basis of $4,599,000, $3,251,000, and $.42 per share, respectively, for the three months ended March 31, 2004. Net income for the quarter ended March 31, 2005 includes a net loss on sale of available-for-sale securities of $49,000, or $.01 per share, and net income for the quarter ended March 31, 2004 includes a net gain on sale of available-for-sale securities of $917,000, or $.12 per share. If the loss on the sale of available-for-sale securities in the three months ended March 31, 2005 and the gain on the sale of available-for-sale securities in the three months ended March 31, 2004 are not taken into account, BRT would have reported net income of $3,088,000, or $.40 per share on a diluted basis, for the three months ended March 31, 2005, and net income of $2,334,000, or $.30 per share on a diluted basis, for the three months ended March 31, 2004. The weighted average number of common shares outstanding on a diluted basis was 7,806,385 and 7,696,940 for the three months ended March 31, 2005 and March 31, 2004, respectively.

BRT also announced that for the six months ended March 31, 2005 it had total revenues of $12,076,000 and net income of $7,350,000, or $.94 per share on a diluted basis. Net income for the six months ended March 31, 2005 includes a net gain on sale of available-for-sale securities of $680,000, or $.09 per share. For the six months ended March 31, 2004, BRT had total revenues of $8,268,000 and net income of $6,545,000, or $.85 per share on a diluted basis. Net income for the six months ended March 31, 2004 includes a net gain on sale of available-for-sale securities of $1,637,000, or $.21 per share, and a net gain on sale of real estate assets of $591,000, or $.08 per share. If the gain on the sale of available-for-sale securities in the six months ended March 31, 2005 and the gain on the sale of real estate assets and the gain on the sale of available-for-sale securities in the six months ended March 31, 2004 are not taken into account, BRT would have reported net income of $6,670,000, or $.86 per share on a diluted basis, for the six months ended March 31, 2005, and net income of $4,317,000, or $.56 per share on a diluted basis, for the six months ended March 31, 2004. The weighted average number of common shares outstanding on a diluted basis was 7,777,400 and 7,684,184 for the six months ended March 31, 2005 and March 31, 2004, respectively.

Commenting on the results of operations for the three and six month periods ended March 31, 2005, Jeffrey Gould, President and Chief Executive Officer of BRT, noted that the increase in revenues was due primarily to a significant increase in the average balance of loans outstanding and an increase in the average interest rate earned on its outstanding loan portfolio. Mr. Gould noted that the average balance of loans outstanding increased by approximately $26,300,000 for the three month period ended March 31, 2005 compared to the three month period ended March 31, 2004, and approximately $36,900,00 for the six month period ended March 31, 2005 compared to the six month period ended March 31, 2004.

Commenting further, Mr. Gould noted that total expenses increased by $635,000, or 28%, quarter over quarter, of which $552,000 is a result of increased interest expense, and by $1,412,000, or 35%, six months versus six months, of which $1,041,000 is a result of increased interest expense. The increased interest expense was primarily due to borrowing under BRT's credit facilities to fund its increased level of loan originations. The increase in expenses was also attributable to an increase in the advisor's fee of $75,000 quarter over quarter, and $162,000 six months versus six months, also due primarily to the increased loan portfolio. General and administrative expenses increased by $49,000 quarter over quarter, and $218,000 six months versus six months, primarily due to fees resulting from Sarbanes-Oxley compliance activities, and increases in payroll and payroll related expenses and insurance costs. The increases in expenses were offset by a decline in real estate operating expenses of $103,000 quarter versus quarter, and $109,000 six months versus six months, due primarily to a "non-recurring" litigation expense incurred in the prior three and six month periods in connection with a litigation which was resolved in June 2004.

BRT Realty Trust is a mortgage-oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact:  Simeon Brinberg - (516) 466-3100

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

                                BRT REALTY TRUST
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                     Three Months Ended                 Six Months Ended
                                                                          March 31,                         March 31,
                                                                    2005            2004             2005              2004
                                                                    ----            ----             ----              ----

Revenues                                                           $6,043          $4,599           $12,076            $8,268

Expenses                                                            2,888           2,253             5,383             3,971
                                                                   ------          ------             -----            ------

Income before equity in earnings of
   unconsolidated joint ventures and gain on sale                   3,155           2,346             6,693             4,297

Equity in (loss) earnings of unconsolidated joint ventures            (54)             (2)                1                41
Net gain on sale of real estates assets                                 -               -                 -               591
Net realized (loss) gain on available-for
     -sale securities                                                 (49)            917               680             1,637
                                                                   ------          ------            ------            ------

Income before minority interest                                     3,052           3,261             7,374             6,566

Minority interest                                                     (13)            (10)              (24)              (21)
                                                                   ------          ------            ------            ------

Net income                                                         $3,039          $3,251            $7,350            $6,545
                                                                   ======          ======            ======            ======

Income per share of beneficial interest:

Basic earnings per share                                           $ 0.39          $ 0.43            $ 0.95            $ 0.87
                                                                   ======          ======            ======            ======

Diluted earnings per share                                         $ 0.39          $ 0.42            $ 0.94            $ 0.85
                                                                   ======          ======            ======            ======

Cash distributions per common share                                $ 0.48          $ 0.45            $ 0.96            $ 0.83
                                                                   ======          ======            ======            ======


Weighted average number of common shares outstanding:

Basic                                                           7,748,340       7,579,806         7,704,884         7,546,413
                                                                =========       =========         =========         =========
Diluted                                                         7,806,385       7,696,940         7,777,400         7,684,184
                                                                =========       =========         =========         =========

